UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 16, 2019

MOODY’S CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-14037	13-3998945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 World Trade Center at 250 Greenwich Street

New York, New York 10007

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 553-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

TABLE OF CONTENTS

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS	3

SIGNATURES	4

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The voting results for the matters voted on at the 2019 Annual Meeting of Stockholders of Moody’s Corporation (the “Company”) held on April 16, 2019 are as follows:

1.	Ten directors were elected to serve one-year terms expiring at the Company’s 2020 Annual Meeting of Stockholders as follows:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Basil L. Anderson	158,767,720	4,517,184	96,676	10,209,793
Jorge A. Bermudez	161,552,842	1,744,174	84,564	10,209,793
Thérèse Esperdy	161,632,255	1,677,868	71,457	10,209,793
Vincent A. Forlenza	160,392,612	2,900,937	88,031	10,209,793
Kathryn M. Hill	160,750,385	2,552,375	78,820	10,209,793
Raymond W. McDaniel, Jr.	161,597,124	1,717,268	67,188	10,209,793
Henry A. McKinnell, Jr., Ph.D.	153,586,305	9,702,399	92,876	10,209,793
Leslie F. Seidman	161,563,088	1,731,702	86,790	10,209,793
Bruce Van Saun	160,399,389	2,815,888	166,303	10,209,793
Gerrit Zalm	161,446,809	1,849,153	85,618	10,209,793

2.	The appointment of KPMG LLP as the independent registered public accounting firm of the Company for the year 2019 was ratified as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
171,935,973	1,527,367	128,033	0

3.	The advisory resolution approving executive compensation was approved as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
153,103,937	9,830,446	447,197	10,209,793

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOODY’S CORPORATION

By:	/s/ Elizabeth M. McCarroll
Elizabeth M. McCarroll Corporate Secretary and Associate General Counsel

Date:  April 17, 2019